UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: March 27, 2025
(Date of earliest event reported)

Columbia Banking System, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Washington	000-20288	91-1422237
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 A Street
Tacoma, Washington 98402-4200
(address of Principal Executive Offices) (Zip Code)

(253) 305-1900
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ☐ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ☐ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ☐ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ☐ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EXCHANGE
Common Stock, No Par Value	COLB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ☐ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 7.01 Regulation FD Disclosure.

As previously disclosed by Columbia Banking System, Inc. (the “Company”) in its periodic reports including its Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission on February 25, 2025, in August 2020 a class action complaint was filed in the United States District Court (ND Cal) alleging aiding and abetting claims against the Company’s bank subsidiary, Umpqua Bank (the “Bank”). The claims were associated with the failure of two commercial real estate investment companies, Professional Financial Investors, Inc. and Professional Investors Security Fund, Inc. Both companies maintained their primary deposit account relationship with the Bank’s Novato, Marin County, California branch office, acquired by the Bank from Circle Bank in 2012. Plaintiffs in the class action case alleged damages between $297.4 million and $368.1 million, including prejudgment interest.

A mistrial in the case was declared on March 4, 2025 when the jury was unable to reach a verdict. The Bank subsequently engaged in a court ordered settlement conference, and a Notice of Settlement was filed on March 27, 2025. The proposed settlement contemplates payment in the amount of $55 million by the Bank to the class, which includes any attorneys’ fees or costs awarded by the court. The settlement is subject to execution of a formal settlement agreement by the parties, as well as preliminary and final court approval. If approved, the settlement is expected to be funded by early 2026. There can be no assurance that the parties will enter into a formal settlement agreement or, if they do, that it will receive court approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANKING SYSTEM, INC. (Registrant)

Dated: March 27, 2025	By:/s/ Kumi Yamamoto Baruffi Kumi Yamamoto Baruffi General Counsel